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                                                                    EXHIBIT 21.1

                                UTI ENERGY CORP.

                              LIST OF SUBSIDIARIES


UTICO, Inc.                                            Delaware Corporation
SUITS Drilling Company                                 Oklahoma Corporation
UTI Management Services, L.P.                          Texas Limited Partnership
UTI Drilling, L.P.                                     Texas Limited Partnership
UTICO Hard Rock Boring, Inc.                           Delaware Corporation
International Petroleum Service Company                Pennsylvania Corporation
Universal Well Services, Inc.                          Delaware Corporation